Exhibit 10.3
THE LAMSON & SESSIONS CO.
Appreciation Rights Agreement
     WHEREAS,                                         . (the “Grantee”) is an employee of The Lamson Sessions Co. (the “Company”).
     WHEREAS, the execution of an agreement in the form hereof has been authorized by a resolution of the Governance, Nominating and Compensation Committee (the “Committee”) of the Board of Directors of the Company that was duly adopted on                          ,      .
     NOW, THEREFORE, the Company hereby grants to the Grantee effective as of                          ,       (“Date of Grant”), pursuant to the 1998 Incentive Equity Plan (As Amended and Restated as of April 28, 2006) (the “Plan”),                      Free-standing Appreciation Rights (“SARs”) subject to the terms and conditions of the Plan and the terms and conditions described in this agreement (this “Agreement”).
     1. Definitions.
          As used in this Agreement:
          (a) “Base Price” means $___, which was the Market Price per Share of on the Date of Grant.
          (b) “Change in Control” For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred if any of the following events shall occur:
i)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either: (i) the then-outstanding shares of common stock of the Company (the “Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (“Voting Stock”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 14; or

ii)	Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason (other than death or disability) to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company; or
iii)	Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company Common Stock and Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Company Common Stock and Voting Stock of the Company, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company, providing for such Business Combination; or

iv)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
          (c) “Cause” means a felony conviction of the Grantee or the failure of Grantee to contest prosecution for a felony, or Grantee’s willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company or any Subsidiary.
          (d) “Disability” means permanent and total disability as determined under the Company’s long term disability program.

          (e) “Family Members” means family members as defined in General Instruction A(1)(a)(5) to Form S-8 under the Securities Act of 1933, as amended from time to time.
          (f) “Market Price per Share” means, as of any particular date, an amount equal to the mean between the high and low selling prices of the Common Shares on the New York Stock Exchange or if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange on which the Common Shares are traded.
          (g) “Retirement” means retirement from active employment with the Company or any Subsidiary at age 65, or at an earlier age with the consent of the Committee.
          (h) “Spread” means the excess of the Market Price per Share on the date when a SAR is exercised over the Base Price.
          (i) Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.
     2. Grant of SARs.
          The Company hereby grants to the Grantee the number of SARs set forth above. The SARs are a right to receive Common Shares in an amount equal to 100% of the Spread at the time of exercise.
     3. Vesting of SARs.
          The SARs granted hereby shall become exercisable if the Grantee shall have remained in the continuous employ of the Company or any Subsidiary as follows:
(a)	one-third of the SARs hereinabove specified shall become exercisable one year from the Date of Grant;

(b)	one-third of such SARs (cumulative total of two-thirds) shall become exercisable two years from the Date of Grant; and

(c)	the remaining one-third of such SARs shall become exercisable in the third year from the Date of Grant;
In calculating the one-thirds for the first two (2) years, the total shares shall be rounded down to the nearest whole share and the remaining Common Share(s) shall be included with those Common Shares exercisable at the end of the third year. To the extent exercisable, the SARs may be exercised from time to time.
     4. Effect of Change in Control.
          In the event of a Change in Control, the SARs granted under this Agreement shall become immediately exercisable.

     5. Effect of Death, Disability or Retirement.
          If the Grantee’s employment with the Company or one of its Subsidiaries should terminate because of death, Disability or Retirement, the SARs granted under this Agreement shall become immediately exercisable.
     6. Termination of SARs.
     The SARs granted hereunder shall terminate upon the earliest to occur of the following:
          (a) three months following the date of the Grantee’s termination of employment with the Company or any Subsidiary, if such termination of employment is other than by reason of the Grantee’s death, Disability or Retirement or for Cause;
          (b) three years from the date of the Grantee’s termination of employment with the Company or any Subsidiary, if such termination of employment is by reason of the Grantee’s Retirement or Disability;
          (c) one year from the date of the Grantee’s termination of employment with the Company or any Subsidiary, if such termination of employment is by reason of the Grantee’s death;
          (d) one year from the date of Grantee’s death if the grantee dies within the three-year period referred to in Section 6(b) above.
          (e) contemporaneously with the termination of the Grantee’s employment with the Company or any Subsidiary, if such termination of employment is for Cause; or
          (f) November 15, 2016 (ten years from the Date of Grant).
     7. Exercise of SARs.
          (a) To the extent exercisable as provided in Section 3 of this Agreement, SARs may be exercised in whole or in part by giving written notice to the Company specifying the number of SARs to be exercised.
          (b) The Company will issue to the Grantee the number of Common Shares that equals the Market Price per Share divided into the Spread on the date of exercise rounded down to the nearest whole share.
     8. Transferability.
          (a) Except as otherwise provided in Section 8(a) below, no SAR granted hereunder may be transferred by the Grantee other than by will or the laws of descent and distribution and may be exercised during a Grantee’s lifetime only by the Grantee or, in the event of the Grantee’s legal incapacity, by the Grantee’s guardian or legal representative acting in a fiduciary capacity on behalf of the Grantee under state law and court supervision.
          (b) Notwithstanding the provisions of Section 8(a), the SARs granted hereunder will be transferable by the Grantee, without payment of consideration therefore by the transferee, to any one or more Family Members of the Grantee’s, except that (i) no such transfer will be effective unless reasonable prior notice of such transfer is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that have been made applicable to such transfer by the Company or the Committee and (ii) any such transferee will be subject to the same terms and conditions under this Agreement and the Plan as the Grantee.
     9. Adjustments.
          In the event of any change in the aggregate number of outstanding Common Shares by reason of (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation of the Company or other distribution of assets, issuance of rights or warrants to purchase securities of the Company, or (c) any other corporate transaction or event having an effect similar to any of the foregoing, then the Committee shall adjust the number of SARs covered by this Agreement and the Base Price in such manner as may be appropriate to prevent the dilution or enlargement of the rights of the Grantee that would otherwise result from such event.
     10. Withholding Taxes.
          To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with the exercise of the SARs, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to such exercise that the Grantee make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. All or any part of such withholding requirement may be satisfied, at the election of the Grantee, by the retention by the Company of a portion of the Common Shares that have vested pursuant to this Agreement. Common Shares retained by the Company to satisfy the withholding requirements pursuant to this Section 10 shall be credited against such withholding requirements at the Market Price per Share on the date of such exercise, and the value of such Common Shares retained shall not exceed the minimum amount of taxes required to be withheld by the Company.
     11. Employment Rights.
          Neither this Agreement nor any action taken hereunder shall be construed as giving the Grantee any right to be retained in the employ of the Company, nor shall any action taken hereunder be construed as entitling the Company to the services of the Grantee for any period of time. For purposes of this Agreement, the continuous employ of the Grantee with the Company or a Subsidiary shall not be deemed interrupted, and the Grantee shall not be deemed to have ceased to be an associate of the Company or any Subsidiary, by reason of the transfer of his or her employment among the Company and its Subsidiaries.
     12. Amendments.
          Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee with respect to the SARs without the Grantee’s consent.
     13. Severability.
          In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

     14. Governing Law.
          This Agreement is made under, and shall be construed in accordance with the internal substantive laws of the State of Ohio.
     The undersigned hereby acknowledges receipt of an executed original of this Agreement and accepts the SARs granted hereunder on the terms and conditions set forth herein and in the Plan.

Date:
          Executed in the name and on behalf of the Company at Cleveland, Ohio as of the ___ day of                     ,        .

THE LAMSON & SESSIONS CO.
By:
Name:
Title: